As filed with the Securities and Exchange Commission on March 9, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Clover Health Investments, Corp.
(Exact name of registrant as specified in its charter)

Delaware	98-1515192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Clover Health Investments, Corp. 2020 Equity Incentive Plan
Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan
(Full title of the plans)
Vivek Garipalli
Chief Executive Officer
Clover Health Investments, Corp.
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(201) 432-2133
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William L. Hughes, Esq.
Niki Fang, Esq.
Jason Flaherty, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
(415) 773-5700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,242,871 additional shares of Class A common stock under the 2020 Equity Incentive Plan of Clover Health Investments, Corp. (the "Company") and 3,526,456 additional shares of Class A common stock under the Company's 2020 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on April 1, 2021 (Registration No. 333-254947).
Item 8. Exhibits.
The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Clover Health Investments, Corp. 2020 Equity Incentive Plan	8-K	001-39252	10.4	1/12/21

99.2	Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan	8-K	001-39252	10.5	1/12/21
107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 9, 2022.

Clover Health Investments, Corp.

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vivek Garipalli, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Vivek Garipalli	Chief Executive Officer and Chairman of the Board	March 9, 2022
Vivek Garipalli	(Principal Executive Officer)

/s/ Andrew Toy	President and Director	March 9, 2022
Andrew Toy

/s/ Mark C. Herbers	Interim Chief Financial Officer	March 9, 2022
Mark C. Herbers	(Principal Financial and Accounting Officer)

/s/ Chelsea Clinton	Director	March 9, 2022
Chelsea Clinton

/s/ Demetrios L. Kouzoukas	Director	March 9, 2022
Demetrios L. Kouzoukas

/s/ Lee A. Shapiro	Director	March 9, 2022
Lee A. Shapiro

/s/ Nathaniel S. Turner	Director	March 9, 2022
Nathaniel S. Turner

/s/ William G. Robinson, Jr.	Director	March 9, 2022
William G. Robinson, Jr.